Exhibit 23.2




   The Board of Directors
   Home Bancorp of Elgin, Inc.:

   We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement.



                                      /s/  KPMG Peat Marwick LLP



   Chicago, Illinois
   September 24, 1998